Exhibit 5.1







                                  July 22, 2002

The Board of Directors
ClearOne Communications, Inc.
1825 Research Way
Salt Lake City, Utah 84119

                          ClearOne Communications, Inc.
                          -----------------------------

Ladies and Gentlemen:

               We act as local counsel for ClearOne Communications, Inc. (the "Company"). We are advised that the Company has prepared a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of common stock issued by the Company from its authorized but unissued capital (the "Common Stock") as well as other debt securities and warrants (together, the "Securities") and of shares by certain selling shareholders. The offering of such securities will be as set forth in each of the two prospectuses contained in the Registration Statement (each, a "Prospectus"), as supplemented by one or more supplements to the Prospectuses.

        In our capacity as local counsel to the Company we have examined (i) the Registration Statement dated and filed on today's date, (ii) the Common Stock Warrant Agreement, Debt Warrant Agreement, Indenture providing for the issuance of Subordinated Debt Securities and Indenture providing for the issuance of Senior Debt Securities which are, or will be, filed with the Registration Statement as Exhibits (the "Securities Agreements") and (iii) the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the

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ClearOne Communications, Inc.
July 18, 2002
Page 2

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genuineness of all signatures, the legal capacity of all natural persons and the conformity with the originals of all documents submitted to us as copies. We have not examined any certificates representing shares of Common Stock or other securities and express no opinion thereon. We have not received or reviewed any Prospectus supplement or any form of subscription agreement. This opinion is limited by general principles of equity as listed in Section 13 of the Third-Party Legal Opinion Report of the Section of Business Law, American Bar Association, 1991 ("Section 13") excluding commentary, which Section 13 is incorporated by this reference, (whether considered in a proceeding at law or in equity). With the exception of the section entitled "Description of Common
Stock" in each Prospectus and Item 15 of Part II of the Registration statement, both of which sections we have reviewed and commented upon, we have not participated in the drafting of the Registration Statement or any Prospectus, we have relied upon the correctness and completeness of the Registration Statement and Prospectuses and we disclaim any opinion regarding the Registration
Statement and any Prospectus and take no responsibility regarding the accuracy, completeness or fairness of the statements contained in the Registration Statement or any Prospectus. Further, to the extent securities are to be purchased pursuant to any form of subscription agreement or other contract, we have not received or reviewed such agreements or contracts and we expressly disclaim any opinion based thereon and we further disclaim any opinion on the effect of such agreements or contracts on the nonassessability portion of this opinion.

               Our opinions set forth below are limited to the laws of the State of Utah and we do not express any opinion herein concerning any other laws. Our opinion pertains to Common Stock (as defined above) and no other securities.

               Based on the foregoing, we are of the opinion that

               (1) the Company has authority pursuant to its Articles of Incorporation to issue up to 50,000,000 shares of Common Stock. When (i) all corporate action necessary for the issuance of the Common Stock has been taken and (ii) such shares of Common Stock have been duly issued and delivered to and paid for by the purchasers thereof, then the Common Stock (including any Common Stock issued on the exercise of any warrants) will be validly issued, fully paid and non-assessable.

               (2) The Company is incorporated and validly existing in the State of Utah and has all requisite corporate power and authority to execute, deliver and perform the obligation under the Securities Agreements.

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ClearOne Communications, Inc.
July 18, 2002
Page 3

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               We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the use of our name under the heading "Validity of the Securities" in the Prospectus. This Opinion is solely for the benefit of the Company and may not be relied upon by any other person of for any other purpose without our prior written consent.

                                                   Very truly yours,


                                                   /s/ Clyde Snow Sessions &
                                                   Swenson, PC